Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

December 10, 2025

TuHURA Biosciences, Inc.

10500 University Center Drive, Suite 110

Tampa, FL 33612

Ladies and Gentlemen:

We have acted as counsel to TuHURA Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the offering by the Company of (a) 9,462,423 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) Series A common stock purchase warrants (the “Series A Warrants”) to purchase up to 9,462,423 shares of Common Stock at an exercise price of $1.95 per share, (c) Series B common stock purchase warrants (the “Series B Warrants”) to purchase up to 9,462,423 shares of Common Stock at an exercise price of $1.95 per share, (d) Series A placement agent common stock warrants (the “Series A Placement Agent Warrants”) to purchase up to 141,936 shares of Common Stock at an exercise price of $2.0625 per share and (e) Series B placement agent common stock warrants (the “Series B Placement Agent Warrants”, and together with the Series A Warrants, the Series B Warrants, the Series A Placement Agent Warrants, the “Warrants”) to purchase up to 141,936 shares of Common Stock at an exercise price of $2.0625 per share (the shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares” and, together with the Shares and the Warrants, the “Securities”) to be issued pursuant to that certain Securities Purchase Agreement, dated as of December 9, 2025, by and among the Company and the purchasers named therein and as supplemented by that certain letter agreement dated as of December 9, 2025 by and between the Company and K&V Investment One LLC (collectively, the “Purchase Agreement”).

The Securities were registered pursuant to the registration statement on Form S-3 (File No. 333-291239) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 3, 2025, which became automatically effective pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) on November 22, 2025 (the “Registration Statement”), the base prospectus dated November 22, 2025 relating to the Company’s securities, which forms a part of, and is substantially in the form included in, the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Securities, dated as of December 9, 2025, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on December 10, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, the “Prospectus”).

In connection with our representation, we have examined: (i) the Warrants, (ii) the Registration Statement and the Prospectus, (iii) the Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), (iv) the Company’s Amended and Restated Bylaws (“Bylaws”), (v) the Engagement Letter, dated as of September 18, 2025, between the Company and H.C. Wainwright &

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December 10, 2025

Co., LLC, and (vi) certain proceedings and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Securities. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems), the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed with respect to the Shares that there will be sufficient shares of Common Stock authorized under the Articles of Incorporation of the Company and not otherwise reserved for issuance when the Warrants are exercised.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the applicable provisions of the Nevada Revised Statutes as they presently apply, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:

1. The Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and, if applicable, in accordance with the terms of the Purchase Agreement and the resolutions adopted by the Board of Directors, will be validly issued, fully paid and nonassessable.

2. The Warrant Shares, when issued and paid for upon exercise of the Warrants and in accordance with the terms of such Warrants, will be validly issued, fully paid and nonassessable.

3. The Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and, if applicable, in accordance with the terms of the Purchase Agreement and the resolutions adopted by the Board of Directors, constitute valid and binding obligations of the Company enforceable in accordance with their terms under the internal laws of the State of New York, to the extent that New York law governs the interpretation and enforcement of the Purchase Agreement, and the federal laws of the United States of America.

December 10, 2025

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact or circumstance that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP